Exhibit 99.1
Coupang Announces Results for First Quarter 2024
Net Revenues of $7.1 billion, up 23% YoY and 28% on an FX-neutral basis
Gross Profit of $1.9 billion, up 36% YoY
Operating Cash Flow of $2.4 billion and Free Cash Flow of $1.5 billion for the trailing twelve months
SEATTLE - (BUSINESS WIRE) May 7, 2024—Coupang, Inc. (NYSE: CPNG) today announced financial results for its first quarter ended March 31, 2024.
Consolidated Highlights:
•Net revenues were $7.1 billion, up 23% YoY on a reported basis and 28% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 18% YoY on a reported basis and 23% YoY on an FX-neutral basis.
•The net revenues growth rates excluding Farfetch would have been an estimated 10 percentage points higher than the 23% FX-neutral growth rate without the accounting change in FLC revenue, which we began recording on a net basis starting in Q2 last year.
•Gross profit increased 36% YoY to $1.9 billion. Gross profit margin was 27.1%, an improvement of 260 bps YoY. Excluding Farfetch, gross profit was $1.8 billion, growing 27% YoY, and gross profit margin was 26.5%.
•Net income attributable to Coupang stockholders was $5 million, a decrease of $86 million from last year. This is primarily due to the inclusion of the losses incurred at Farfetch. Excluding Farfetch, net income attributable to Coupang stockholders was $98 million.
•Diluted EPS was $0.00, a decline of $0.05 over last year, primarily driven by the inclusion of the losses incurred at Farfetch. Excluding Farfetch, adjusted diluted EPS was $0.05.
•Adjusted EBITDA for the quarter was $281 million with a margin of 3.9%, down 20 bps from last year. The accounting change in FLC revenue had a positive impact of 30 bps on margin this quarter. Excluding Farfetch, adjusted EBITDA was $312 million with a margin of 4.6%.
•Adjusted EBITDA for the trailing twelve months was $1.1 billion with a margin of 4.3%, a YoY improvement of 100 bps. Excluding Farfetch, adjusted EBITDA for the trailing twelve months was $1.1 billion with a margin of 4.5%, a 110 bps improvement YoY.
•Operating cash flow for the trailing twelve months was $2.4 billion, an increase of $1.2 billion YoY.
•Free cash flow was $1.5 billion for the trailing twelve months, an increase of $1.0 billion YoY.
Segment Highlights:
•Product Commerce segment net revenues was $6.5 billion, up 15% YoY on a reported basis and 20% on an FX-neutral basis. These growth rates would have been an estimated 10 percentage points higher without the accounting change in FLC revenue.
•Product Commerce Active Customers reached 21.5 million, growing 16% YoY.
•Product Commerce segment adjusted EBITDA was $467 million, up $179 million YoY.
•Product Commerce segment adjusted EBITDA margin was 7.2%, up 210 bps YoY.
•Developing Offerings segment (including International, Coupang Eats, Play, Fintech and Farfetch) net revenues was $620 million, up 337% YoY on a reported basis and 346% on an FX-neutral basis. Excluding Farfetch, the growth was 134% YoY on a reported basis and 143% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $186 million, which includes a negative $31 million impact from the consolidation of Farfetch.
“Our results are a reflection of our commitment to customer experience and operational excellence,” said Gaurav Anand, CFO of Coupang. “We continue to be focused on wowing our customers as we remain just single digit share of a massive and highly

Coupang, Inc.	Q1 2024 Earnings Release	1

fragmented $560 billion commerce opportunity in Korea, and an even smaller share in Taiwan. With the addition of Farfetch results in our Developing Offerings segment, we now estimate that our 2024 adjusted EBITDA losses for Developing Offerings will be around $750 million, an increase of just $100 million. We also anticipate that Farfetch will achieve close to positive adjusted EBITDA on a run-rate basis by the end of 2024.”
First Quarter 2024 Results
Consolidated Financial Summary

(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	Three Months Ended March 31,
	2024(5)	2023	% Change
Total net revenues	$7,114	$5,801	23%
Total net revenues growth, constant currency(1)			28%
Product Commerce Active Customers(2)	21.5	18.6	16%
Net revenues per Product Commerce Active Customer(2)	$302	$305	(1)%
Net revenues per Product Commerce Active Customer, constant currency(1)(2)	$315		3%
Gross profit(3)	$1,929	$1,420	36%
Net income attributable to Coupang stockholders	$5	$91	(95)%
Adjusted EBITDA(1)	$281	$241	17%
Earnings per share, basic and diluted	$—	$0.05	(100)%
Adjusted diluted earnings per share(1)	$0.05	$0.05	—%
Net cash provided by operating activities	$212	$501	(58)%
Free cash flow(1)	$107	$407	(74)%
The following summarizes the impact Farfetch had on our results for the three months ended March 31, 2024:

(in millions, except earnings per share)	Impact from Farfetch(5)
Consolidated
Total net revenues	$288
Gross profit(3)	$122
Net income attributable to Coupang stockholders	$(93)
Diluted earnings per share	$(0.05)
Adjusted EBITDA(1)	$(31)

Developing Offerings
Net revenues	$288
Segment adjusted EBITDA	$(31)
Segment Information

	Three Months Ended March 31,
(in millions)	2024(5)	2023	% Change
Product Commerce
Net revenues	$6,494	$5,658	15%
Net revenues growth, constant currency(1)			20%
Segment adjusted EBITDA	$467	$288	62%
Developing Offerings
Net revenues	$620	$142	337%
Net revenues growth, constant currency(1)			346%
Segment adjusted EBITDA	$(186)	$(47)	NM(4)
_________
(1)Total net revenues growth, constant currency, net revenues per Product Commerce Active Customer, constant currency, adjusted EBITDA and adjusted diluted earnings per share and free cash flow are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations

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to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)As of Q1 2024, we are providing quarterly Product Commerce Active Customers in lieu of Active Customers. Historically, Active Customers included all purchasing customers in Korea. Product Commerce Active Customers includes those customers that use our Product Commerce offerings in Korea. We believe Product Commerce Active Customers and related Revenue per Product Commerce Active Customer provide a better presentation of our more mature retail operations and predominant customer base as they exclude revenue and customer data specific only to our more nascent Developing Offerings. Q1 2023 Active Customers previously disclosed was 19.0 million and equivalent number in Q1 2024 is 21.7 million.
(3)Gross profit is calculated as total net revenues minus cost of sales.
(4)Non-meaningful
(5)We completed the acquisition of the assets of Farfetch at the end of January in Q1 2024. The operating results of Farfetch for February and March 2024 are included in our consolidated results and in our Developing Offerings segment.

Coupang, Inc.	Q1 2024 Earnings Release	3

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss first quarter results on May 7, 2024 at 5:30 PM Eastern Time. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, as well as our first quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a Fortune 200 technology company listed on the NYSE, that provides retail, restaurant delivery, video streaming, and fintech services to customers around the world. Coupang’s mission is to revolutionize the everyday lives of its customers and create a world where people wonder, “How did I ever live without Coupang?” Headquartered in the United States, Coupang has operations and support services in geographies including South Korea, Taiwan, Singapore, China, India and Europe.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

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FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, our financial performance, to the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, and the impact of the global economy including inflation, foreign currency exchange rates and other geopolitical events. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our offerings, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

Coupang, Inc.	Q1 2024 Earnings Release	5

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2024	2023
Net retail sales	$5,895	$5,205
Net other revenue	1,219	596
Total net revenues	7,114	5,801

Cost of sales	5,185	4,381
Operating, general and administrative	1,889	1,313
Total operating cost and expenses	7,074	5,694

Operating income	40	107

Interest income	55	32
Interest expense	(27)	(8)
Other expense, net	(9)	(7)
Income before income taxes	59	124

Income tax expense	83	33

Net (loss) income	(24)	91
Net loss attributable to noncontrolling interests	(29)	—
Net income attributable to Coupang stockholders	5	91

Earnings per share
Basic	$—	$0.05
Diluted	$—	$0.05

Weighted-average shares outstanding
Basic	1,794	1,775
Diluted	1,815	1,794

Coupang, Inc.	Q1 2024 Earnings Release	6

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions, except par value)	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$5,226	$5,243
Restricted cash	347	353
Accounts receivable, net	601	314
Inventories	1,938	1,666
Prepaids and other current assets	457	316
Total current assets	8,569	7,892

Property and equipment, net	2,509	2,465
Operating lease right-of-use assets	1,912	1,601
Deferred tax assets	841	925
Intangible assets, net	349	37
Long-term lease deposits and other	769	425
Total assets	$14,949	$13,346

Liabilities, redeemable noncontrolling interests, and equity
Accounts payable	$5,370	$5,099
Accrued expenses	388	352
Deferred revenue	135	97
Short-term borrowings	272	282
Current portion of long-term debt	196	203
Current portion of long-term operating lease obligations	419	386
Other current liabilities	655	526
Total current liabilities	7,435	6,945

Long-term debt	1,062	529
Long-term operating lease obligations	1,668	1,387
Defined severance benefits and other	585	381
Total liabilities	10,750	9,242

Commitments and contingencies

Redeemable noncontrolling interests	114	15

Equity
Common stock	—	—
Class A — shares authorized 10,000, outstanding 1,620 and 1,616 Class B — shares authorized 250, outstanding 175 and 175
Additional paid-in capital	8,578	8,489
Accumulated other comprehensive loss	(121)	(17)
Accumulated deficit	(4,378)	(4,383)
Noncontrolling interests	6	—
Total equity	4,085	4,089
Total liabilities, redeemable noncontrolling interests and equity	$14,949	$13,346

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COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Operating activities
Net (loss) income	$(24)	$91
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	95	64
Provision for severance benefits	45	39
Equity-based compensation	88	70
Non-cash operating lease expense	103	84
Deferred income taxes	47	—
Other	42	29
Change in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(14)	56
Inventories	(33)	(61)
Other assets	(55)	60
Accounts payable	(31)	162
Accrued expenses	(30)	(47)
Other liabilities	(21)	(46)
Net cash provided by operating activities	212	501

Investing activities
Purchases of property and equipment	(107)	(95)
Proceeds from sale of property and equipment	2	1
Net cash acquired in acquisition	68	—
Other investing activities	(80)	11
Net cash used in investing activities	(117)	(83)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	1	3
Proceeds from short-term borrowings and long-term debt	14	32
Repayment of short-term borrowings and long-term debt	(17)	(1)
Other financing activities	54	44
Net cash provided by financing activities	52	78
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(170)	(59)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(23)	437
Cash and cash equivalents, and restricted cash, as of beginning of period	5,597	3,687
Cash and cash equivalents, and restricted cash, as of end of period	$5,574	$4,124

Coupang, Inc.	Q1 2024 Earnings Release	8

Supplemental Financial Information
Share Information

	As of March 31,
(in millions)	2024	2023
Outstanding common stock	1,795	1,777
Outstanding equity-based awards	66	56
Outstanding common stock and equity-based awards	1,861	1,833

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Product Commerce Active Customers
As of the last date of each reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as a key indicator of growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.
Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce active customers are added in a recent period.

	Three Months Ended March 31,
(in millions, except net revenues per Product Commerce Active Customer)	2024	2023	% Change
Product Commerce Active Customers	21.5	18.6	16%
Net revenues per Product Commerce Active Customer	$302	$305	(1)%
Net revenues per Product Commerce Active Customer (Constant Currency)	$315		3%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

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Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.
• Provides information to management to evaluate and assess our performance and allocate internal resources.
• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, and certain variable charges.
Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.	• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.
Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.
Adjusted net income excluding Farfetch	• Net income attributable to Coupang, excluding the impact of the Farfetch acquisition.	• We believe adjusted net income excluding Farfetch and adjusted diluted earnings per share excluding Farfetch provides useful supplemental information for investors, in the year of an acquisition, to compare our current earnings results from one period to another. Adjusted diluted earnings per share is a performance measure and should not be used as a measure of liquidity.
Adjusted diluted earnings per share excluding Farfetch	• Adjusted net income excluding the impact of the Farfetch acquisition divided by the weighted average dilutive shares outstanding for the period.
Total net revenues excluding Farfetch	• Total net revenues excluding the impact of the Farfetch acquisition.
• We believe total net revenues excluding Farfetch, gross profit excluding Farfetch, adjusted EBITDA excluding Farfetch and Developing Offerings net revenues excluding Farfetch and Developing Offerings net revenues, constant currency excluding Farfetch provide useful supplemental information for investors, in the year of a significant acquisition, to compare our revenues, gross profit, adjusted EBITDA and segment revenues from one period to another exclusive of certain items that impact comparability with the prior period. These measures are performance measures and should not be used as a measure of liquidity.

Gross Profit excluding Farfetch	• Gross profit excluding the impact of the Farfetch acquisition.
Adjusted EBITDA excluding Farfetch	• Adjusted EBITDA excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues excluding Farfetch	• Developing Offerings net revenues excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues, constant currency excluding Farfetch	• Developing Offerings net revenues, constant currency excluding the impact of the Farfetch acquisition.

Coupang, Inc.	Q1 2024 Earnings Release	10

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Although, it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP. Certain amounts may not foot due to rounding
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended March 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$5,895	$239	$6,134	$5,205	13%	18%
Net other revenue	1,219	44	1,263	596	105%	112%
Total net revenues	$7,114	$283	$7,397	$5,801	23%	28%

Net Revenues by Segment
Product Commerce	$6,494	$269	$6,763	$5,658	15%	20%
Developing Offerings	620	14	634	142	337%	346%
Total net revenues	$7,114	$283	$7,397	$5,801	23%	28%
Free Cash Flow

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$212	$501	$2,363	$1,122
Adjustments:
Purchases of land and buildings	(10)	(27)	(357)	(231)
Purchases of equipment	(97)	(68)	(551)	(450)
Total purchases of property and equipment	(107)	(95)	(908)	(681)
Proceeds from sale of property and equipment	2	1	20	10
Total adjustments	$(105)	$(94)	$(888)	$(671)
Free cash flow	$107	$407	$1,475	$451
Net cash used in investing activities	$(117)	$(83)	$(961)	$(682)
Net cash provided by financing activities	$52	$78	$173	$127

Coupang, Inc.	Q1 2024 Earnings Release	11

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,114	$5,801	$25,697	$21,266

Net income attributable to Coupang shareholders	5	91	1,273	208
Net loss attributable to noncontrolling interests	(29)	—	(29)	—
Net (loss) income	(24)	91	1,244	208
Net (loss) income margin	(0.3)%	1.6%	4.8%	1.0%
Adjustments:
Depreciation and amortization	95	64	305	236
Interest expense	27	8	66	28
Interest income	(55)	(32)	(201)	(81)
Income tax expense	83	33	(727)	32
Other expense, net	9	7	24	14
Acquisition and restructuring related costs	58	—	58	—
Equity-based compensation	88	70	344	277
Adjusted EBITDA	$281	$241	$1,113	$713
Adjusted EBITDA margin	3.9%	4.2%	4.3%	3.4%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended March 31,
(in millions)	2024	2023
Gross profit	$1,929	$1,420
Segment gross profit and gross profit margin:
Product Commerce	1,836	1,398
Gross profit margin	28.3%	24.7%
Developing Offerings	93	22
Gross profit margin	15.0%	15.5%
Adjusted Net Income excluding Farfetch

	Three Months Ended March 31,
(in millions)	2024	2023
Net income attributable to Coupang stockholders	$5	$91
Adjustments:
Farfetch losses, excluding taxes	113	—
Net losses attributable to noncontrolling interests	(29)	—
Farfetch tax effect	9	—
Adjusted net income attributable to Coupang stockholders	$98	$91

Coupang, Inc.	Q1 2024 Earnings Release	12

Adjusted Diluted Earnings per Share excluding Farfetch

	Three Months Ended March 31,
	2024	2023
Diluted earnings per share	$—	$0.05
Adjustments:
Farfetch losses, excluding taxes	0.06	—
Net losses attributable to noncontrolling interests	(0.02)	—
Farfetch tax effect	0.01	—
Adjusted diluted earnings per share	$0.05	$0.05
Revenues excluding Farfetch

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,114	$5,801	$25,697	$21,266
Revenues of Farfetch	(288)	—	(288)	—
Total net revenues excluding Farfetch	$6,826	$5,801	$25,409	$21,266
Total net revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended March 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$7,114	$283	$7,397	$5,801	23%	28%
Revenues of Farfetch	(288)	—	(288)	—
Total net revenues excluding Farfetch	$6,826	$283	$7,109	$5,801	18%	23%
Total net revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (TTM) (YoY)

	Trailing Twelve Months Ended March 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$25,697	$197	$25,894	$21,266	21%	22%
Revenues of Farfetch	(288)	—	(288)	—
Total net revenues excluding Farfetch	$25,409	$197	$25,606	$21,266	19%	20%
Gross profit excluding Farfetch

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
(in millions)	2024	2023	2024	2023
Gross Profit	$1,929	$1,420	$6,699	$5,086
Gross Profit of Farfetch	(122)	—	(122)	—
Gross Profit excluding Farfetch	$1,807	$1,420	$6,577	$5,086
Gross profit margin excluding Farfetch	26.5%	24.5%	25.9%	23.9%

Coupang, Inc.	Q1 2024 Earnings Release	13

Adjusted EBITDA excluding Farfetch

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$281	$241	$1,113	$713
Adjusted EBITDA of Farfetch	31	—	31	—
Adjusted EBITDA excluding Farfetch	$312	$241	$1,144	$713
Adjusted EBITDA margin excluding Farfetch	4.6%	4.2%	4.5%	3.4%
Developing Offerings Net Revenues excluding Farfetch

	Three Months Ended March 31,
(in millions)	2024	2023
Developing Offerings net revenues	$620	$142
Revenues of Farfetch	(288)	—
Developing Offerings net revenues excluding Farfetch	$332	$142
Developing Offerings Net Revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended March 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Net Revenues by Segment
Developing Offerings net revenues	$620	$14	$634	$142	337%	346%
Revenues of Farfetch	(288)	—	(288)	—
Developing Offerings net revenues	$332	$14	$346	$142	134%	143%

Coupang, Inc.	Q1 2024 Earnings Release	14